UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 20, 2015

Ladenburg Thalmann Financial Services Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-15799	650701248
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., 12th Floor, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 409-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 20, 2015, Ladenburg Thalmann Financial Services Inc. (the "Company") entered into three-year employment agreements with each of Richard Lampen and Mark Zeitchick to serve as the Company’s President and Chief Executive Officer and Executive Vice President, respectively, effective as of January 1, 2015 ("Effective Date"). Mr. Lampen has not previously been party to an employment agreement with the Company.

Pursuant to the agreements, Messrs. Lampen and Zeitchick will receive base salaries of $150,000 and $350,000 per year, respectively, subject to periodic increases at the discretion of the board of directors of the Company (the "Board"). Mr. Zeitchick will also be entitled to earn commissions on his brokerage business. Each of the executives will also be entitled to receive an annual cash bonus determined by the compensation committee of the Board and participate in the Company’s incentive plans, including the 2009 Incentive Compensation Plan, and the Company’s welfare and health benefit plans.

The agreements will automatically renew on each anniversary of the Effective Date for an additional one year such that the terms will always be three years at any given time, subject to either party’s right to terminate the automatic renewal option on 90 days’ prior notice prior to the end of any year.

If the agreements are terminated by the Company without "Cause" or by executive for "Good Reason" (as each such term is defined in the agreements), or in the event of executive’s death or disability, or in the case of Mr. Lampen, in the event of retirement (at age 66 or older), the executives will be entitled to a severance period (24 months in the case of Mr. Lampen and 18 months in the case of Mr. Zeitchick) in which the executive will continue to be paid his base salary, bonuses and benefits, in addition to having all stock awards immediately vest upon termination; provided, however, that in the case of Mr. Lampen's retirement, the Company shall have the option of paying the salary and bonus in shares of the Company’s common stock.

If termination occurs within two years after any "Change in Control" (as defined in the agreements), the executive shall be paid a lump sum payment equal to a number of months multiplied by the executive’s base salary and bonuses (such number of months being 24 months in the case of Mr. Lampen and 18 months in the case of Mr. Zeitchick). Additionally, if a Change in Control occurs within twelve months after termination of employment by the Company without "Cause" or by the executive with "Good Reason," the Company’s remaining severance period payment obligations shall instead be paid in one lump sum.

If terminated by the Company for "Cause" or by executive without "Good Reason," the executive will be entitled only to any salary and expense reimbursement owed to him through the date of termination.

Each of the employment agreements contain provisions for the protection of the Company’s intellectual property and confidentiality and non-competition restrictions for the executives (generally imposing restrictions during employment and during the severance period described above on (i) ownership or management of, or employment or consultation with, competing companies, (ii) soliciting employees to terminate their employment, (iii) soliciting business from the Company’s customers, and (iv) soliciting prospective acquisition and investment candidates for purposes of acquiring or investing in such entity).

The foregoing descriptions of Messrs. Lampen’s and Zeitchick’s employment agreements are qualified in their entirety by reference to the full text of the agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No -- Description

10.1 – Employment Agreement, dated as of January 20, 2015, between the Company and Richard Lampen.

10.2 – Employment Agreement, dated as of January 20, 2015, between the Company and Mark Zeitchick.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ladenburg Thalmann Financial Services Inc.

January 23, 2015	By:	/s/ Brett H. Kaufman

Name: Brett H. Kaufman
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated as of January 20, 2015, between the Company and Richard Lampen.
10.2	Employment Agreement, dated as of January 20, 2015, between the Company and Mark Zeitchick.